In connection with the Annual Report on Form 10-KSB for the year ended September 30, 2005, (the "Report") of Alloy Steel International, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof, I, Gene Kostecki President and Chief Executive Officer, certify, pursuant to 18 U.S.C. 1350, that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 22, 2005                By: /s/Gene Kostecki
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                                           Gene Kostecki
                                           President and Chief Executive Officer